UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 14, 2004

                              MEDIANEWS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                             Commission File Number
                                    033-75156

                     Delaware                         76-0425553
          (State or other Jurisdiction of          (I.R.S. Employer
          Incorporation or organization)         Identification Number)


            1560 Broadway, Suite 2100                    80202
                 Denver, Colorado                      (Zip Code)
    (address of principal executive offices)


       Registrant's telephone number, including area code: (303) 563-6360

                                 Not applicable
             (Former name or address, if changes since last report)


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Item 5.   Other Events.

          MediaNews Group, Inc. (the "Company") announced today that it is commencing a private placement of $150 million of senior subordinated notes (the "2004 Notes"). The press release announcing the proposed offering is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          c.   Exhibits

               3.1 Second Amended and Restated Certificate of Incorporation of MediaNews Group, Inc.
               3.2  Amended and Restated Bylaws of MediaNews Group, Inc.
               4.4 Indenture dated as of November 25, 2003, between MediaNews Group, Inc. and The Bank of New York, as Trustee, in respect of MediaNews Group, Inc.'s 6-7/8% Senior Subordinated Notes due 2013
               10.1 Credit  Agreement  dated  as of  December  30,  2003,  among
                    MediaNews Group, Inc., certain subsidiaries of MediaNews Group, Inc., as guarantors, Bank of America, N.A., as Administrative Agent, and certain other banks party thereto
               99.1 Press Release dated January 14, 2004

Item 9.   Regulation FD Disclosure.

          The following  information is being  furnished  pursuant to Regulation
FD:

          On November 25, 2003, the Company consummated the sale of $300 million of its 6-7/8% Senior Subordinated Notes due 2013 (the "2003 Notes") in a private placement to initial purchasers, who resold the 2003 Notes principally to qualified institutional buyers under Rule 144A of the Securities Act of 1933. The Company applied the net proceeds from the sale of the 2003 Notes and other available funds to repurchase or redeem the Company's former 8-3/4% Senior Subordinated Notes due 2009.

          On December 30, 2003, the Company refinanced its former bank credit facility, which had provided for borrowings of up to $485 million. The Company's new senior bank credit facility (the "New Credit Facility") provides for borrowings of up to $600 million, including a $350 million revolving credit facility and a $250 million "term loan B" facility. The final maturity of the revolving facility is December 30, 2009 and the final maturity of the term loan B facility is December 30, 2010. The New Credit Agreement is guaranteed by the Company's subsidiaries (with certain exceptions).

          As of December 31, 2003, total consolidated debt for borrowed money (including current portion of capital leases and current portion of long-term debt) of the Company and its subsidiaries that would appear on the Company's balance sheet was approximately $911.4 million.

          Based upon current expectations, the Company expects to report a slight increase in revenues, and a modest increase in Adjusted EBITDA Available to Company, for the three months ended December 31, 2003 as compared to the comparable period in the prior year.

          The Company is currently considering various strategic alternatives for its investment in Charleston Newspapers, a joint operating agency that is owned 50-50 by the Company and the Daily Gazette Company. Such strategic alternatives may include the sale of the Company's interest in Charleston Newspapers, or other transactions that would increase or decrease the Company's ownership interest in Charleston Newspapers.

          This report includes forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct, including without limitation the success of the private placement of 2004 Notes, revenues and Adjusted EBITDA Available to Company for the three months ended December 31, 2003 and any strategic alternative for the Company's investment in

Charleston Newspapers. These forward-looking statements are subject to various risks, uncertainties and assumptions. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

          In  accordance   with  general   instruction  B.2  of  Form  8-K,  the
information in Item 9 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MEDIANEWS GROUP, INC.

Dated: January 14, 2004                By: /s/ Ronald A. Mayo
                                           ------------------
                                           Ronald A. Mayo
                                           Vice President,
                                           Chief Financial Officer and
                                           Duly Authorized Officer of Registrant

                                INDEX TO EXHIBITS

Exhibit Number                Description
--------------                -----------

     3.1 Second Amended and Restated Certificate of Incorporation of MediaNews Group, Inc.
     3.2                 Amended and Restated Bylaws of MediaNews Group, Inc.
     4.4 Indenture dated as of November 25, 2003, between MediaNews Group, Inc. and The Bank of New York, as Trustee, in respect of MediaNews Group, Inc.'s 6-7/8% Senior Subordinated Notes due 2013
     10.1 Credit Agreement dated as of December 30, 2003, among MediaNews Group, Inc., certain subsidiaries of MediaNews Group, Inc., as guarantors, Bank of America, N.A., as Administrative Agent, and certain other banks party thereto
     99.1                Press Release dated January 14, 2004.